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                                                                    EXHIBIT 11.1

                            CORNELL CORRECTIONS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

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
                                                           THREE MONTHS ENDED JUNE 30,              SIX MONTHS ENDED JUNE 30,
                                                     --------------------------------------   -----------------------------------
                                                            2002                 2001               2002               2001
                                                     -----------------    -----------------   ----------------   ----------------
                                                       BASIC   DILUTED      BASIC   DILUTED    BASIC   DILUTED    BASIC   DILUTED
                                                     --------  -------    --------  -------   -------  -------   -------  -------
Net Earnings                                         $  1,974  $ 1,974    $  2,129  $ 2,129   $ 1,646  $ 1,646   $ 2,953  $ 2,953
                                                     ========  =======    ========  =======   =======  =======   =======  =======

Shares used in computing net earnings per share:
   Weighted average common shares and
    common share equivalents                           14,121   14,121      10,230   10,230    14,091   14,091    10,206   10,206

   Less treasury shares                                (1,117)  (1,117)       (993)    (993)   (1,113)  (1,113)     (974)   (974)

   Effect of shares issuable under stock options
    and warrants based on the treasury stock method         -      303           -      438         -      428         -      320
                                                     --------  -------    --------  -------   -------  -------   -------  -------
                                                       13,004   13,307       9,237    9,675    12,978   13,406     9,232    9,552
                                                     --------  -------    --------  -------   -------  -------   -------  -------

 Net earnings per share                              $   0.15  $  0.15    $   0.23  $  0.22   $  0.13  $  0.12   $  0.32  $  0.31
                                                     ========  =======    ========  =======   =======  =======   =======  =======
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